[SI TECHNOLOGIES LOGO]


December 8, 2000



Dear Shareholder:

You are cordially invited to attend the annual shareholders meeting of SI Technologies, Inc. which will be held at the corporate office 14192 Franklin Avenue, Tustin, California, on January 23, 2001, at 2:00 p.m. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


Sincerely,


Rick A. Beets
President & CEO

[SI TECHNOLOGIES LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 23, 2001

To the shareholders of SI TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SI Technologies, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, January 23, 2001, at 2:00 p.m. local time, at 14192 Franklin Avenue, Tustin, California for the following purposes:

     1.   To elect a board of seven directors.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 8, 2000 will be entitled to a vote at the annual meeting and at any adjournment thereof.

                                        By Order of the Board of Directors





                                        Rick A. Beets
                                        President, CEO, CFO and Director

Tustin, California
December 8, 2000

================================================================================
                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
================================================================================

[SI TECHNOLOGIES LOGO]


                              14192 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780
                                  714-505-6483


                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

The Board of Directors of SI Technologies, Inc. (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, January 23, 2001, at 2:00 p.m. local time, at 14192 Franklin Avenue, Tustin, California. Whether or not you plan to attend the meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible. The shares represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any shareholders giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation of a proxy bearing a later date, or by voting in person at the meeting. The costs of the solicitation will be paid by the Company. In addition to the solicitation of proxies by the use of the mail, directors, officers and employees of the company may solicit proxies personally, or by other appropriate means. The Company may also request banks, brokerage houses, and other custodians, nominees or fiduciaries holding stock in their names for others, to send proxy materials and to obtain proxies from their principals, and the Company will reimburse them for their expenses in doing so.

The approximate date on which this proxy statement and the form of proxy is first being sent or given to the shareholders is December 8, 2000.

The Company's Annual Report for the fiscal year ended July 31, 2000 (the "Annual Report"), is being mailed concurrently with this proxy statement. Brokerage houses, custodians, nominees, and others may obtain additional copies of the Annual Report or this proxy statement by request to the Company.

                                  VOTING RIGHTS

As of December 8, 2000, there were 3,547,123 shares of the Company's common stock outstanding. The Company has only one class of equity security outstanding. Each share is entitled to one vote. The Board of Directors has set the close of business on December 8, 2000, as the record date for determining those shareholders entitled to vote at the annual meeting.

Each share of the Company's Common Stock outstanding on the record date is entitled to one vote per share at the 2000 annual meeting of stockholders. Under Delaware law and the Company's certificate of incorporation, if a quorum is present at the meeting, the seven (7) nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any other matter submitted to a vote at the meeting since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

As of the close of business on November 24, 2000, there were 3,547,123 shares of common stock of the Company outstanding. The following table sets forth certain information regarding the Company's common stock beneficially owned on November 24, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group:

                                                          Number of Shares of            Percent of
                                                              Common Stock               Beneficial
Name and Address of Beneficial Owner                     Beneficially Owned(1)            Ownership
------------------------------------                     ---------------------           ----------
RALPH E. CRUMP(2)                                             438,124(3) (4)                11.1%
Chairman of the Board, Treasurer, Director
RICK A. BEETS(2)                                              466,384(5)                    11.8%
President, CEO, CFO & Director
EDWARD A. ALKIRE(2)                                           331,600(3) (6)                 8.4%
Secretary, Director
S. SCOTT CRUMP(2),(7)                                         251,624(3) (8)                 6.4%
Director
D. DEAN SPATZ(2)                                              122,500(3) (9)                 3.1%
Director
HEINZ ZWEIPFENNIG(2)                                          106,000(3)                     2.7%
Director

ALL DIRECTORS AND OFFICERS AS A GROUP (6 PERSONS)           1,716,232(2) (3) (4) (5)        43.3%
                                                                     (6) (7) (8) (9)

THE CUTTYHUNK FUND LIMITED                                     446,960(10)                  11.3%
THE ANEGADA FUND LIMITED                                       160,040(10)                   4.0%

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders. Subject to applicable community property and similar statutes, and except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) The address of each executive officer and director is c/o SI Technologies, Inc., 14192 Franklin Avenue, Tustin, CA 92780.

(3)  Includes 31,000 shares subject to currently exercisable options.

(4)  Includes 203,562 shares held of record by Mr. Ralph Crump's wife, Marjorie
     L. Crump. Mr. Ralph Crump has shared voting and investment power with respect to such shares.

(5) Includes 126,800 shares subject to currently exercisable options. Does not include 57,700 unvested option shares granted in 1998, 1999 and 2000.

(6) Includes 2,000 shares held of record by Mr. Alkire's children for whom he acts as custodian. (7) S. Scott Crump is the son of Ralph E. Crump.

(8) Includes 109,562 shares held of record by Mr. S. Scott Crump's wife, Lisa Crump. Mr. S. Scott Crump has shared voting and investment power with respect to such shares.

(9) Includes 750 shares held of record by Mr. Spatz's wife, Ruth Carol Spatz. Mr. Spatz has shared voting and investment power with respect to such shares.

(10) J. Carlo Cannell, dba Cannell Capital Management is the investment advisor to The Cuttyhunk Fund Limited and The Anegada Fund Limited, and shares voting and investment control over the shares held by these funds.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The Directors and Executive Officers of the Company are as follows:

NAME                       AGE              POSITION
Edward A. Alkire           47               Secretary, Director
Rick A. Beets              47               President, CEO, CFO & Director
Ralph E. Crump             77               Chairman of the Board, Treasurer,
                                            Director
S. Scott Crump             47               Director
D. Dean Spatz              56               Director
Heinz Zweipfennig          67               Director
Bryant Riley               34               Director - nominee


CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTORS

EDWARD A. ALKIRE - Director since 1990, Chief Operating and Financial Officer from 1989 to 1993. Mr. Alkire is currently employed at Holman & Associates, Inc., P.S., a certified public accounting firm. Prior to joining SI Technologies, Inc. in 1989, Mr. Alkire was a Senior Manager at Touche Ross & Co., a certified public accounting firm, where he provided business and tax consulting services to closely-held and emerging businesses. Mr. Alkire is a Certified Public Accountant and is a graduate of Evergreen State College.

RICK A. BEETS - Chief Executive Officer since August 1993, President since December 1993, a Director since October 1997, interim Chief Financial Officer since April 2000. Prior to joining SI, Mr. Beets served as a Division Manager for the Machinery and Equipment Group of Chicago-based FMC Corporation from 1988-1993. Prior to FMC (from 1977-1988), he worked with Colt Industries, Inc., in a number of increasingly responsible positions with the Fairbanks Morse Pump Division and the company's France Compressor Products Division. Mr. Beets holds a BS degree in Industrial Management and a MA degree in Business Administration.

RALPH E. CRUMP - Director since 1981, Treasurer since 1983, and Chairman of the Board since November 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. Mr. Crump is also a co-founder and director of Osmonics, Inc. (NYSE), Stratasys, Inc. (NASDAQ), Imtec, Inc. (NASDAQ) and Mity-Lite, Inc. (NASDAQ) and ex-chairman of Med-Chem Products, Inc., (AMEX), and Ivy Medical, Inc. (formerly NASDAQ). Prior to November 1986, Mr. Crump was Chairman, President, and Director of Frigitronics, Inc., a manufacturer of eye care products, which he co-founded in 1962. Frigitronics' common stock was listed on the New York Stock Exchange until its acquisition by Revlon in November, 1986. Mr. Crump is a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College.

S. SCOTT CRUMP - Director since 1981. Mr. Crump joined the Company as its Vice President-Marketing and was an Executive Vice President until June 1988. He is the Chairman and President of Stratasys Inc., (NASDAQ), a manufacturer of equipment for the product design industry using prototyping technology. From 1988 until 1989 he was Chief Operating Officer of Ivy Medical, Inc., (formerly

NASDAQ) a manufacturer of equipment for the health care industry. He holds a BS in Mechanical Engineering and is a registered professional engineer.

D. DEAN SPATZ - Director since 1983. Mr. Spatz is the Chairman and President of Osmonics, Inc. (NYSE), which designs, develops, manufactures and markets membrane systems for use in water purification and waste treatment equipment. Mr. Spatz is also a director of Signa Aldrich Corp. (NASDAQ). He holds a B.A. from Dartmouth College and a Master of Engineering degree from the Thayer School of Engineering, Dartmouth College.

HEINZ ZWEIPFENNIG - Director since 1979. Mr. Zweipfennig served, from 1984 until his retirement, as President of Zweipfennig Management Consultants, an international consulting company. He also served as a member of the board of directors of the Software Management Services Corporation. From 1979 to 1984, he was co-founder and director of Scientific Data Systems, Inc., a Los Angeles, California based computer systems manufacturing company. Prior to 1979, he held senior management positions with Perkin-Elmer, Macro Data and Xerox Corporation.

BRYANT RILEY - Nominated by the Board of Directors in November 2000. Mr. Riley is the Founder, Chairman & CEO of B. Riley & Company, LLC, a Los Angeles based regional brokerage firm. Prior to B. Riley & Company Mr. Riley held a variety of research, trading and sales positions with Dabney Resnick, Inc., Beverly Hills, CA, Gaines Berland, Inc, New York, NY, and Huberman & Riley, Inc., Dallas, TX. Mr. Riley holds a B.S. in finance from Lehigh University.

PROPOSAL 1 --- ELECTION OF DIRECTORS

At the Annual Meeting seven directors, constituting the entire Board of Directors, are to be elected to hold office until the next Annual Meeting and until their successors are duly elected and qualified. Messrs. R. Crump, E. Alkire, R. Beets, S. Crump, D. Spatz, and H. Zweipfennig are the current directors of the company and have been nominated to continue as directors. Additionally, the board has nominated Mr. Bryant Riley to be appointed a director subject to shareholder vote. Unless otherwise directed, the proxy holders will vote all proxies with a view toward the election of these nominees. If, due to circumstances not at present foreseen, any of such nominees shall not be available for election, the proxy will be voted for such other person or persons as the Board of Directors may recommend.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

During the last fiscal year of the Company, the Board of Directors had four meetings. Except for an audit committee and the committee for the administration of the 1994 Stock Option Plan, the Board of Directors has no compensation, nominating or other committee to carry out all or part of its management functions. The members of the audit committee are Messrs. Ralph E. Crump, D. Dean Spatz, and Ed Alkire.

During fiscal year 2000, each director attended 100 percent of the aggregate number of meetings of the Board of Directors and the committees on which each Director serves. During fiscal year 2000 one meeting was held by the Audit Committee. Members of the Board do not receive cash compensation for their service on the Company's Board of Directors or any committee thereof but are reimbursed for business expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid or accrued during the years ended July 31, 2000, 1999 and 1998 for the Chief Executive Officer and each other named executive receiving compensation over $100,000 in the most recent fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation       Long Term Compensation
                                                   -------------------       ----------------------
                                                                                      Awards
                                                                                      ------
                                                                                     Options
Name & Principal Position         Fiscal Year    Annual Salary     Bonus             (Shares)
--------------------------        -----------    --------------    -----             --------
Rick A. Beets                        2000           $205,000      $      -            7,500(1)
President & CEO,                     1999           $180,000      $ 18,000           20,000(2)
Director                             1998           $150,000      $150,000           57,000(3)

(1) Consists of an option to acquire 7,500 shares at an exercise price of $2.375 issued under the Company's 1994 Stock Option

(2) Consists of an option to acquire 20,000 shares at an exercise price of $2.25 issued under the Company's 1994 Stock Option Plan.

(3) Consists of an option to acquire 50,000 shares at an exercise price of $4.625 and an option to acquire 7,000 shares at an exercise price of $4.125 issued under the Company's 1994 Stock Option Plan.

The following table sets forth information about stock option grants during 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                 Percentage of                               Potential Realized Value
                                 Total Options                                at Assumed Annual Rates
                                   Granted to                                     of Stock Price
                   Options        Employees in    Exercise     Expiration    Appreciation for Option
     Name          Granted            2000          Price        Date(1)             Term(2)
     ----          -------            ----          -----        -------             ------
                                                                                 5%           10%
                                                                                 --           ---
Rick A. Beets       7,500            60.0%          $2.375      1/20/10        $11,202      $30,698

(1) The options were granted for a term of ten years. The options vest over five years from the date of grant.

(2) Potential values stated are the result of using the Securities and Exchange Commission method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

The following table shows information concerning the number and value of unexercised options held by Mr. Beets at the end of fiscal 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES(1)

                       Number of Securities Underlying    Value of Unexercised in-the-money
                        Unexercised Options at FY-End            Options at FY-End
Name                     Exercisable/unexercisable(1)         Exercisable/unexercisable
----                     ----------------------------         -------------------------
Rick A. Beets                  126,800/57,70  0                   $88,552/$3,481(2)

(1)  No options were exercised by Mr. Beets during fiscal year 2000.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing price of the underlying common stock at July 31, 2000. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the options.

DESCRIPTION OF THE COMPANY'S STOCK OPTION PLANS

The Company has options outstanding under two Stock Option Plans, the amended and restated 1984-85 Stock Option Plan and the 1994 Stock Option Plan (the "1994 Plan"). The 1984-1985 Plan has expired and no further options may be granted under that plan. The 1994 Plan provides for the grant of statutory stock options and non-qualified stock options to purchase an aggregate of 600,000 shares of common stock. The Plan is administered by two or more members of the board of directors. Statutory options may not be granted at an exercise price less than fair market value of the common stock on the date of grant. Unless otherwise specified, the options granted under the 1994 Plan expire up to ten years from the date of grant. Generally, if an optionee ceases to be an employee or director for any reason other than death or disability, the option expires 90 days after the date of termination.

     COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all section 16(a) reports.

To the Company's knowledge, based solely on review of such reports furnished to the Company, during the fiscal year ended July 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of the Company's equity where filed on a timely basis.

                              SHAREHOLDER PROPOSAL

Proposals of shareholders to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, no later than August 26, 2001, in order to be included in the proxy statement and form of proxy relating to that meeting.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE PRESIDENT OF SI TECHNOLOGIES, INC., 14192 FRANKLIN AVENUE, TUSTIN, CALIFORNIA 92780, ATTN: RICK A. BEETS, PRESIDENT & CEO.

                                 OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the proxy holders or their substitutes.

SI TECHNOLOGIES, INC.   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD of
                        Directors for the Annual Meeting of Shareholders to be held on January 23, 2001. The undersigned hereby constitutes and appoints Rick A. Beets and Ralph E.
                        Crump and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote as if personally present at the Annual Meeting of Shareholders to be held at 14192
                        Franklin Avenue, Tustin, California at 2:00p.m. local time and at any adjournment thereof, in the following manner:

1.   ELECTION OF DIRECTORS: MANAGEMENT NOMINATES THE FOLLOWING DIRECTORS

         Edward A. Alkire           Rick A. Beets          Ralph E. Crump

         S. Scott Crump             D. Dean Spatz          HeinzZweipfennig

         Bryant Riley

         / /     FOR all nominees listed above (except as marked contrary below)
         / /     WITHHOLD AUTHORITY to vote for all nominees listed above
         / /     ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------          -------------------------

-------------------------           -------------------------

--------------------------          -------------------------

-------------------------

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THIS MEETING.

When this proxy is properly executed and returned, shares it represents will be voted at the meeting in accordance with the choices specified above.

If no choices are specified, this proxy will be voted for the nominees and proposals set forth herein and in accordance with the best judgment of the designated individuals with respect to any other matters which may properly come before the meeting.

Please date and sign exactly as your name or names appear below. If more than one owner, all should sign. When signing as attorney executor, administrator, trustee or guardian, give your full name and title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.

DATED:_________________________________________

Signature:________________________________________

Signature:________________________________________

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.